                                                                  EXHIBIT 10.11

CONFORMED COPY
================================================================================


                        GRANITE CONSTRUCTION INCORPORATED

                $60,000,000 6.54% Senior Notes due March 15, 2010


                        --------------------------------

                             NOTE PURCHASE AGREEMENT

                        --------------------------------


                            Dated as of March 1, 1998





================================================================================
THE INFORMATION SET FORTH ON SCHEDULES 5.15, 5.16 AND 5.18 TO THIS NOTE PURCHASE AGREEMENT IS "CONFIDENTIAL INFORMATION" SUBJECT TO THE REQUIREMENTS OF SECTION 20 HEREOF.

                                TABLE OF CONTENTS


SECTION                                     HEADING                                 PAGE

SECTION 1.      AUTHORIZATION OF NOTES...........................................    1

SECTION 2.      SALE AND PURCHASE OF NOTES; GUARANTY.............................    1

  Section 2.1   Sale and Purchase of Notes.......................................    1
  Section 2.2.  Guaranty of Notes................................................    1

SECTION 3.      CLOSING..........................................................    2

SECTION 4.      CONDITIONS TO CLOSING............................................    2

  Section 4.1.  Representations and Warranties...................................    2
  Section 4.2.  Performance; No Default..........................................    2
  Section 4.3.  Compliance Certificates..........................................    3
  Section 4.4.  Guaranty Agreement...............................................    3
  Section 4.5.  Opinions of Counsel..............................................    3
  Section 4.6.  Purchase Permitted by Applicable Law, Etc........................    4
  Section 4.7.  Payment of Special Counsel Fees..................................    4
  Section 4.8.  Private Placement Number.........................................    4
  Section 4.9.  Changes in Corporate Structure...................................    4
  Section 4.10. Proceedings and Documents........................................    4

SECTION 5.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................    5

  Section 5.1.  Organization; Power and Authority................................    5
  Section 5.2.  Authorization, Etc...............................................    5
  Section 5.3.  Disclosure...........................................                5
  Section 5.4.  Organization and Ownership of Shares of Subsidiaries.............    5
  Section 5.5.  Financial Statements.............................................    6
  Section 5.6.  Compliance with Laws, Other Instruments, Etc.....................    6
  Section 5.7.  Governmental Authorizations, Etc.................................    7
  Section 5.8.  Litigation; Observance of Agreements, Statutes and Orders........    7
  Section 5.9.  Taxes............................................................    7
  Section 5.10. Title to Property; Leases........................................    7
  Section 5.11. Licenses, Permits, Etc...........................................    8
  Section 5.12. Compliance with ERISA............................................    8
  Section 5.13. Private Offering by the Company..................................    9
  Section 5.14. Use of Proceeds; Margin Regulations..............................    9
  Section 5.15. Existing Debt....................................................    9
  Section 5.16. Existing Investments.............................................   10
  Section 5.17. Status under Certain Statutes....................................   10
  Section 5.18. Environmental Matters............................................   10



  Section 5.19. Foreign Assets Control Regulations, Etc..........................   10

SECTION 6.      REPRESENTATIONS OF THE PURCHASERS................................   10

  Section 6.1.  Purchase for Investment..........................................   10
  Section 6.2.  Source of Funds..................................................   11

SECTION 7.      INFORMATION AS TO COMPANY........................................   12

  Section 7.1.  Financial and Business Information...............................   12
  Section 7.2.  Officer's Certificate............................................   15
  Section 7.3.  Inspection.......................................................   16

SECTION 8.      PREPAYMENT OF THE NOTES..........................................   16

  Section 8.1.  Required Prepayments.............................................   16
  Section 8.2.  Optional Prepayments with Make-Whole Amount......................   16
  Section 8.3.  Allocation of Partial Prepayments................................   17
  Section 8.4.  Maturity; Surrender, Etc.........................................   17
  Section 8.5.  Purchase of Notes................................................   17
  Section 8.6.  Make-Whole Amount................................................   18

SECTION 9.      AFFIRMATIVE COVENANTS............................................   19

  Section 9.1.  Compliance with Law..............................................   19
  Section 9.2.  Insurance........................................................   19
  Section 9.3.  Maintenance of Properties........................................   20
  Section 9.4.  Payment of Taxes and Claims......................................   20
  Section 9.5.  Corporate Existence, Etc.........................................   20
  Section 9.6.  Additional Guarantors............................................   20

SECTION 10.     NEGATIVE COVENANTS...............................................   21

  Section 10.1. Nature of Business...............................................   22
  Section 10.2. Consolidated Net Worth...........................................   22
  Section 10.3. Incurrence of Debt...............................................   22
  Section 10.4. Restricted Subsidiary Debt.......................................   22
  Section 10.5. Liens............................................................   23
  Section 10.6. Restrictions on Dividends of Subsidiaries, Etc...................   25
  Section 10.7. Mergers, Consolidations, Etc.....................................   25
  Section 10.8. Sale of Assets, Etc..............................................   26
  Section 10.9. Disposal of Ownership of a Restricted Subsidiary.................   27
  Section 10.10.Sale-and-Leasebacks..............................................   27
  Section 10.11.Transactions with Affiliates.....................................   28
  Section 10.12.Designation of Restricted and Unrestricted Subsidiaries..........   28

SECTION 11.      EVENTS OF DEFAULT...............................................   28



SECTION 12.      REMEDIES ON DEFAULT, ETC.......................................  31

  Section 12.1.  Acceleration...................................................  31
  Section 12.2.  Other Remedies.................................................  31
  Section 12.3.  Rescission.....................................................  31
  Section 12.4.  No Waivers or Election of Remedies, Expenses, Etc..............  32

SECTION 13.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES..................  32

  Section 13.1.  Registration of Notes..........................................  32
  Section 13.2.  Transfer and Exchange of Notes.................................  32
  Section 13.3.  Replacement of Notes...........................................  33

SECTION 14.      PAYMENTS ON NOTES..............................................  33

  Section 14.1.  Place of Payment...............................................  33
  Section 14.2.  Home Office Payment............................................  34

SECTION 15.      EXPENSES, ETC..................................................  34

  Section 15.1.  Transaction Expenses...........................................  34
  Section 15.2.  Survival.......................................................  35

SECTION 16.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
                 AGREEMENT......................................................  35

SECTION 17.      AMENDMENT AND WAIVER...........................................  35

  Section 17.1.  Requirements...................................................  35
  Section 17.2.  Solicitation of Holders of Notes...............................  35
  Section 17.3.  Binding Effect, Etc............................................  36
  Section 17.4.  Notes Held by Company, Etc.....................................  36

SECTION 18.      NOTICES........................................................  36

SECTION 19.      REPRODUCTION OF DOCUMENTS......................................  37

SECTION 20.      CONFIDENTIAL INFORMATION.......................................  37

SECTION 21.      SUBSTITUTION OF A PURCHASER....................................  38

SECTION 22.      MISCELLANEOUS..................................................  39

  Section 22.1.  Successors and Assigns.........................................  39
  Section 22.2.  Payments Due on Non-Business Days..............................  39
  Section 22.3.  Severability...................................................  39


  Section 22.4.   Construction...................................................  39
  Section 22.5.   Counterparts...................................................  39
  Section 22.6.   Governing Law..................................................  39

ATTACHMENTS TO THE NOTE PURCHASE AGREEMENT:

SCHEDULE A       -   Information Relating to Purchasers

SCHEDULE B       -   Defined Terms

SCHEDULE 4.9     -   Changes in Corporate Structure

SCHEDULE 5.3     -   Disclosure Materials

SCHEDULE 5.4     -   Subsidiaries of the Company and Ownership of Subsidiary
                      Stock

SCHEDULE 5.5     -   Financial Statements

SCHEDULE 5.8     -   Certain Litigation

SCHEDULE 5.11    -   Patents, Etc.

SCHEDULE 5.14    -   Use of Proceeds

SCHEDULE 5.15    -   Existing Debt

SCHEDULE 5.16    -   Existing Investments

SCHEDULE 5.18    -   Environmental Matters

EXHIBIT 1        -   Form of 6.54% Senior Note due March 15, 2010 Agreement

EXHIBIT 2        -   Form of Guaranty

EXHIBIT 4.5(a)   -   Form of Opinion of Special Counsel for the Company and the
                     Guarantors

EXHIBIT 4.5(b)   -   Form of Opinion of Special Counsel for the Purchasers

                        GRANITE CONSTRUCTION INCORPORATED
                              585 West Beach Street
                          Watsonville, California 95076


                      6.54% Senior Notes due March 15, 2010


                                                                     Dated as of
                                                                   March 1, 1998

TO THE PURCHASERS LISTED IN
      THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

            GRANITE CONSTRUCTION INCORPORATED, a Delaware corporation (the "Company"), agrees with the Purchasers listed in the attached Schedule A as follows:

SECTION 1. AUTHORIZATION OF NOTES.

            The Company will authorize the issue and sale of $60,000,000 aggregate principal amount of its 6.54% Senior Notes due March 15, 2010 (the "Notes", such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement (as hereinafter defined)). The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by each Purchaser and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 2. SALE AND PURCHASE OF NOTES; GUARANTY.

            Section 2.1. Sale and Purchase of Notes. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser's name in Schedule A at the purchase price of 100% of the principal amount thereof. The obligations of each Purchaser hereunder are several and not joint obligations and each Purchaser shall have no obligation and no liability to any Person for the performance or nonperformance by any other Purchaser thereunder.

            Section 2.2. Guaranty of Notes. The payment by the Company of all amounts due with respect to the Notes and the performance by the Company of its obligations under this Agreement are fully and unconditionally guaranteed by Granite Construction Company, a California corporation, Wilcott Corporation, a Colorado corporation, Desert Aggregates Incorporated, a California corporation, Granite SR 91 Corporation, a California corporation, Intermountain Slurry Seal, Inc., a Utah corporation, Pozzolan Products

Company, a Utah corporation, GILC Incorporated, a California corporation, Granite SR 91, L.P., a California limited partnership, Bear River Contractors, a Wyoming corporation, GILC, L.P., a California limited partnership, G.G.&R., Inc., a Utah corporation, and GTC, Inc., a Texas corporation, and each other from time to time Material Subsidiary (collectively, the "Guarantors") pursuant to that certain Subsidiary Guaranty Agreement dated as of March 1, 1998 (the "Guaranty Agreement") from the initial Guarantors to each Purchaser and each other from time to time holder of Notes substantially in the form attached hereto as Exhibit 2.

SECTION 3. CLOSING.

            The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 a.m. Chicago time, at a closing on March 19, 1998 (the "Closing"). At the Closing, the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $1,000,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser's name (or in the name of such Purchaser's nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 12334-16946 at Bank of America National Trust and Savings Association Bank, NAD Corporate Service Center #1233, ABA No. 121000358. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Purchaser's satisfaction, such Purchaser shall, at such Purchaser's election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

SECTION 4. CONDITIONS TO CLOSING.

            The obligation of each Purchaser to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser's satisfaction, prior to or at the Closing, of the following conditions:

            Section 4.1. Representations and Warranties. (a) The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

            (b) The representations and warranties of each Guarantor in the Guaranty Agreement shall be correct when made and at the time of the Closing.

            Section 4.2. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to he performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14), no Default or Event of Default shall exist.

            Section 4.3. Compliance Certificates.

                        (a) Officer's Certificate. (1) The Company shall have
            delivered to such Purchaser an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

                        (2) Each Guarantor shall have delivered to such
            Purchaser a certificate of an authorized officer, dated the date of the Closing, certifying that the condition specified in Section 4.1(b) has been fulfilled.

                        (b) Secretary's Certificate. (1) The Company shall have
            delivered to such Purchaser a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.

                        (2) Each Guarantor shall have delivered to such
            Purchaser a certificate certifying as to the resolutions attached thereto and the other corporate or partnership proceedings relating to the authorization, execution and delivery of the Guaranty Agreement.

                        (c) ERISA Certificate. If such Purchaser shall have made
            the disclosures referred to in Section 6.2(b), (c) or (e), such Purchaser shall have received the certificate from the Company described in the penultimate paragraph of Section 6.2 and such certificate shall state that (1) the Company is neither a "party in interest" nor a "disqualified person" (as defined in Section 4975(e)(2) of the Code), with respect to any plan identified pursuant to Section 6.2(b) or (e) or (2) with respect to any plan, identified pursuant to Section 6.2(c), neither the Company nor any "affiliate" (as defined in Section V(c) of the QPAM Exemption) has, at such time or during the immediately preceding one year, exercised the authority to appoint or terminate the QPAM as manager of the assets of any plan identified in writing pursuant to Section 6.2(c) or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plans.

            Section 4.4. Guaranty Agreement. The Guaranty Agreement shall have been duly authorized, executed and delivered by each Guarantor and shall be in full force and effect.

            Section 4.5 Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Gray Cary Ware & Freidenrich, special counsel for the Company and the Guarantors, covering the matters set forth in Exhibit 4.5(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or such Purchaser's counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to such Purchaser) and (b) from Chapman and Cutler, such Purchaser's special counsel in connection with such transactions, substantially in the form set forth in
Exhibit 4.5(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

            Section 4.6. Purchase Permitted by Applicable Law, Etc. On the date of the Closing, such Purchaser's purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation G, T or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer' s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

            Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of Chapman and Cutler, the Purchasers' special counsel referred to in Section 4.5 and the only counsel retained by the Purchasers in connection with the preparation, negotiation, execution and delivery of this Agreement, to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

            Section 4.8. Private Placement Number. A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

            Section 4.9. Changes in Corporate Structure. Except as specified in
Schedule 4.9, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

            Section 4.10. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and such Purchaser's special counsel, and such Purchaser and such Purchaser's special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such Purchaser' s special counsel may reasonably request.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

            The Company represents and warrants to each Purchaser that:

            Section 5.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

            Section 5.2. Authorization, Etc. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            Section 5.3. Disclosure. The Company, through its agent, BancAmerica Robertson Stephens, has delivered to each Purchaser a copy of a Private Placement Memorandum, dated January 1998 (the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Memorandum, the documents, certificates or other writings identified in Schedule 5.3 and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since December 31, 1996, there has been no adverse Material change in the financial condition, operations, business, properties or prospects of the Company or any of its Subsidiaries, taken as a whole.

            Section 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (1) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (2) of the Company's Affiliates, other than Subsidiaries and (3) of the Company's directors and senior officers.

            (b) All of the outstanding shares of capital stock or similar equity interests of each Restricted Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

            (c) Each Restricted Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Restricted Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

            (d) No Restricted Subsidiary is a party to, or otherwise subject to, any legal restriction or any agreement or instrument (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Restricted Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Restricted Subsidiaries that own outstanding shares of capital stock or similar equity interests of such Restricted Subsidiary.

            Section 5.5. Financial Statements. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

            Section 5.6. Compliance with Laws, Other instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Restricted Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Restricted Subsidiary is bound or by which the Company or any Restricted Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Restricted Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Restricted Subsidiary.

            Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

            Section 5.8. Litigation; Observance of agreements, Statutes and Orders. (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Restricted Subsidiary or any property of the Company or any Restricted Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

            (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, Rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

            Section 5.9. Taxes. The Company and its Subsidiaries have filed all income tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 1991.

            Section 5.10. Title to Property; Leases. The Company and its Restricted Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Restricted Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

            Section 5.11. Licenses, Permits, Etc. Except as disclosed in
Schedule 5.11,

            (a) the Company and its Restricted Subsidiaries own or possess all Material licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto;

            (b) to the best knowledge of the Company, no product of the Company or any Restricted Subsidiary infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right with respect thereto owned by any other Person; and

            (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Restricted Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right with respect thereto owned or used by the Company or any of its Restricted Subsidiaries.

            Section 5.12. Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws in all material respects. Neither the Company nor any ERISA Affiliate has incurred any Material liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the Incurrence of any such Material liability by the Company or any ERISA Affiliate, or in the imposition of any Material Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code.

            (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $5,000,000 in the aggregate for all Plans. The term "benefit liabilities" has the meaning specified in Section 4001 of ERISA and the terms "current value" and "present value" have the meanings specified in Section 3 of ERISA.

            (c) The Company and its ERISA Affiliates have not incurred Material withdrawal liabilities (and are not subject to Material contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA in respect of Multiemployer Plans.

            (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Company and its Restricted Subsidiaries is not Material.

            (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of each Purchaser's representation in Section 6.2 as to the source of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

            Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or the Guaranty Agreement or any similar Securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 41 other Institutional Investors, each of which has been offered the Notes and the Guaranty Agreement at a private sale for investment pursuant to an exemption from the registration requirements under the Securities Act. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes or the delivery of the Guaranty Agreement to the registration requirements of Section 5 of the Securities Act.

            Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). The Company does not own any margin stock and the Company does not have any present intention to acquire any margin stock; provided, however, that, pursuant to the Bank Credit Agreement, the Company may acquire margin stock in an amount not to exceed 25% of the value of the consolidated assets of the Company and its Subsidiaries. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation G.

            Section 5.15. Existing Debt. Except as described therein, Schedule
5.15 sets forth a complete and correct list of all outstanding Debt of the Company and its Restricted Subsidiaries as of December 31, 1997, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Subsidiaries. Neither the Company nor any Restricted Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Restricted Subsidiary and no event or condition exists with respect to any Debt of the Company or any Restricted Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

            Section 5.16. Existing Investments. Schedule 5.16 sets forth a complete and correct list of all outstanding Investments of the Company and its Restricted Subsidiaries as of December 31, 1997, since which date there has been no Material change in the amounts of such Investments.

            Section 5.17. Status under Certain Statutes. Neither the Company nor any Restricted Subsidiary is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

            Section 5.18. Environmental Matters. Neither the Company nor any Restricted Subsidiary has knowledge of any Material claim or has received any notice of any Material claim, and no proceeding has been instituted raising any Material claim against the Company or any of its Restricted Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws. Except as otherwise disclosed in Schedule 5.18:

                        (a) neither the Company nor any Restricted Subsidiary
            has knowledge of any facts which would give rise to any Material claim, public or private, or Material violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use;

                        (b) neither the Company nor any of its Restricted
            Subsidiaries (1) has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or (2) has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws; in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

                        (c) all buildings on all real properties now owned,
            leased or operated by the Company or any of its Subsidiaries are in material compliance with applicable Environmental Laws.

            Section 5.19. Foreign Assets Control Regulations, Etc. Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

SECTION 6. REPRESENTATIONS OF THE PURCHASERS.

            Section 6.1. Purchase for Investment. Each Purchaser represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser's or such pension or trust funds' property shall at all times be within such Purchaser's or such pension or trust funds' control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

            Section 6.2. Source of Funds. Each Purchaser represents that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by it to pay the purchase price of the Notes to be purchased by it hereunder:

                        (a) the Source is an "insurance company general account"
            within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and, as of the date of the Closing or as of the date of transfer, as applicable, there is no employee benefit plan, treating as a single plan, all plans maintained by the same employer or employee organization or affiliate thereof, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceeds 10% of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NMC Annual Statement filed with such Purchaser's state of domicile; or

                        (b) the Source is either (1) an insurance company pooled
            separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (2) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, as of the date of the Closing or as of the date of transfer, as applicable, except as such Purchaser has disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization or affiliate thereof beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                        (c) the Source constitutes assets of an "investment
            fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (1) the identity of such QPAM and (2) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

                        (d) the Source is a governmental plan; or

                        (e) the Source is one or more employee benefit plans, or
            a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

                        (f) the Source does not include assets of any employee
            benefit plan, other than a plan exempt from the coverage of ERISA.

            If any Purchaser or any subsequent transferee of the Notes indicates that such Purchaser or such transferee is relying on any representation contained in paragraph (b), (c) or (e) above, the Company shall deliver on the date of the Closing or on the date of transfer, as applicable, a certificate, which shall state whether (i) it is a party in interest or a "disqualified person" (as defined in Section 4975(e)(2) of the Internal Revenue Code of 1986, as amended), with respect to any plan identified pursuant to paragraphs (b) or
(e) above, or (ii) with respect to any plan, identified pursuant to paragraph
(c) above, whether it or any "affiliate" (as defined in Section V(c) of the QPAM Exemption) has at such time, and during the immediately preceding one year, exercised the authority to appoint or terminate the QPAM as manager of any plan identified in writing pursuant to paragraph (c) above or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plan.

            As used in this Section 6.2, the terms "employee benefit plan," "governmental plan," "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 7.  INFORMATION AS TO COMPANY.

            Section 7.1. Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor:

                        (a) Quarterly Statements - within 60 days after the end
            of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

                                    (1) a consolidated balance sheet of the
                        Company and its Subsidiaries as at the end of such quarter, and

                                    (2) consolidated statements of income,
                        stockholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a

Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

                        (b) Annual Statements - within 105 days after the end of
            each fiscal year of the Company, duplicate copies of,

                                    (1) a consolidated balance sheet of the
                        Company and its Subsidiaries, as at the end of such year, and

                                    (2) consolidated statements of income,
                        stockholders' equity and cash flows of the Company and its Subsidiaries, for such year,

            setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

                                    (i) an opinion thereon of independent
                        certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this
                        Section 7.1(b), and

                                    (ii) a certificate of such accountants
                        stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit);

                        (c) SEC and Other Reports - promptly upon their becoming
            available, one copy of (1) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public Securities holders generally, (2) each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such holder), and each final prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and (3) all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

                        (d) Notice of Default or Event of Default - promptly,
            and in any event within five Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                        (e) ERISA Matters - promptly, and in any event within
            five Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                                    (1) with respect to any Plan, any reportable
                        event, as defined in Section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                                    (2) the taking by the PBGC of steps to
                        institute, or the threatening by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of' or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                                    (3) any event, transaction or condition that
                        could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would exceed $5,000,000 in the aggregate;

                        (f) Notices from Governmental Authority - promptly, and
            in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

                        (g) Unrestricted Subsidiaries - within 120 days after
            the end of each fiscal year of the Company, duplicate copies of financial statements of the character and for the dates and periods as provided in paragraph (b) above covering each Unrestricted Subsidiary (or groups of Unrestricted Subsidiaries on a consolidated basis);

                        (h) Rule 144A - except at such times as the Company is a
            reporting company under Section 13 or 15(d) of the Exchange Act or has complied with the requirements for the exemption from registration under the Exchange Act set forth in Rule 12g3-2(b) under the Exchange Act, such financial or other information as any holder of Notes or any Person designated by such holder may reasonably determine is required to permit such holder to comply with the requirements of Rule 144A promulgated under the Exchange Act in connection with the resale by it of the Notes, in any such case promptly after the same is requested; and

                        (i) Requested Information - with reasonable promptness,
            such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

            Section 7.2. Officer's Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

                        (a) Covenant Compliance - the information (including
            detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.2 through Section 10.5 hereof, inclusive, Section 10.8 and Section
            10.10 during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

                        (b) Event of Default - a statement that such officer has
            reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental
            Law),
            specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

            Section 7.3. Inspection. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

                        (a) No Default - if no Default or Event of Default then
            exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and, with the consent of the Company (which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

                        (b) Default - if a Default or Event of Default then
            exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

SECTION 8. PREPAYMENT OF THE NOTES.

            Section 8.1. Required Prepayments. On March 15, 2002 and on each March 15 thereafter to and including March 15, 2009 the Company will prepay $6,666,666 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes at par and without payment of the Make-Whole Amount or any premium, provided that upon any partial prepayment of the Notes pursuant to
Section 8.2 or purchase of the Notes permitted by Section 8.5 the principal amount of each required prepayment of the Notes becoming due under this Section
8.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase.

            Section 8.2. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than $1,000,000 in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Five Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer (the "Make-Whole Amount Calculation Certificate") specifying the method of computation and the calculation of such Make-Whole Amount in respect of such holder's Notes as of the specified prepayment date. The method of computation of the Make-Whole Amount in respect of the Notes set forth in the Make-Whole Amount Calculation Certificate shall be subject to the review and approval of the holders of the Notes and, in the case of any disagreement between the Required Holders and the Company with respect to such method of computation, the conclusion of the Required Holders shall, in the absence of manifest error, be deemed binding and conclusive. The calculation of the Make-Whole Amount in respect of the Note or Notes set forth in a Make-Whole Amount Calculation Certificate shall also be subject to the review and approval of the holder of such Note or Notes and, in the case of any disagreement between such holder and the Company with respect to such calculation, the conclusion of such holder shall, in the absence of manifest error, be deemed binding and conclusive. It is understood and agreed that the failure of any holder to respond to the Make-Whole Amount Calculation Certificate in respect of its Notes by the date fixed for prepayment shall be deemed to be a concurrence by such holder to the method of computation and the calculation of the Make-Whole Amount in respect of such Notes.

            Section 8.3. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

            Section 8.4. Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

            Section 8.5. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 30 Business Days. If the holders of more than 10% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 30 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

            Section 8.6. Make-Whole Amount. The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                        "Called Principal" shall mean, with respect to any Note,
            the principal of such Note that is to be prepaid pursuant to Section
            8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

                        "Discounted Value" shall mean, with respect to the
            Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                        "Reinvestment Yield" shall mean, with respect to the
            Called Principal of any Note, 50% over the yield to maturity implied by (a) the yields reported, as of 10:00 a.m. (New York City time) on the fifth Business Day preceding the Settlement Date with respect to such Called Principal, on the applicable "PX" page of the Bloomberg Financial Market Service's Screen (or such other page as may replace the applicable PX page of the Bloomberg Financial Market Service's Screen) for actively traded U.S. Treasury Securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the fifth Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury Securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield in clauses
            (a) and (b) above will be determined, if necessary, by (1) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (2) interpolating linearly between (i) the actively traded U.S. Treasury Security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury Security with the maturity closest to and less than the Remaining Average Life.

                        "Remaining Average Life" shall mean, with respect to any
            Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (1) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (2) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                        "Remaining Scheduled Payments" shall mean, with respect
            to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to
            Section 8.2 or 12.1.

                        "Settlement Date" shall mean, with respect to the Called
            Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

SECTION 9. AFFIRMATIVE COVENANTS.

            The Company covenants that so long as any of the Notes are outstanding:

            Section 9.1. Compliance with Law. The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

            Section 9.2. Insurance. The Company will, and will cause each of its Restricted Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

            Section 9.3. Maintenance of Properties. The Company will, and will cause each of its Restricted Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

            Section 9.4. Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonpayment of any such taxes or assessments could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

            Section 9.5. Corporate Existence, Etc. The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.7, 10.8 and 10.9, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Wholly-Owned Restricted Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

            Section 9.6. Additional Guarantors. (a) The Company shall promptly, and in any event within three Business Days after (1) a Subsidiary becomes a Material Subsidiary, (2) the formation or acquisition of a new Subsidiary that is a Material Subsidiary or (3) the occurrence of any other event creating a new Subsidiary that is a Material Subsidiary, cause such Material Subsidiary to execute and deliver a supplement to the Guaranty Agreement in the form of Exhibit A to the Guaranty Agreement.

            (b) Concurrently with the execution and delivery by a Material Subsidiary of a supplement to the Guaranty Agreement, the Company shall cause such Material Subsidiary to deliver to each holder of Notes (1) such documents and evidence with respect to such Material Subsidiary as any holder may reasonably request in order to establish the existence and good standing of such Material Subsidiary and evidence that the Board of Directors of such Material Subsidiary has adopted resolutions authorizing the execution and delivery of a supplement to the Guaranty Agreement, (2) evidence of compliance with such Material Subsidiary's outstanding debt instruments in the form of (i) a compliance certificate from such Material Subsidiary to the effect that such Material Subsidiary has complied with all terms and conditions of its outstanding debt instruments, (ii) consents or approvals of the holder or holders of any evidence of Debt or Security, and/or (iii) amendments of agreements pursuant to which any evidence of Debt or Security may have been issued, all as may be reasonably deemed necessary by the holders of Notes to permit the execution and delivery of a supplement to the Guaranty Agreement by such Material Subsidiary, (3) an opinion of counsel to the effect that (i) such Material Subsidiary is a corporation or other business entity, duly organized, validly existing and in good standing, if applicable, under the laws of its jurisdiction of organization, has the power and the authority to execute and deliver a supplement to the Guaranty Agreement and to perform the Guaranty Agreement, (ii) the execution and delivery of a supplement to the Guaranty Agreement and performance of the Guaranty Agreement has been duly authorized by all necessary action on the part of such Material Subsidiary, a supplement to the Guaranty Agreement has been duly executed and delivered by such Material Subsidiary and the Guaranty Agreement constitutes the legal, valid and binding contract of such Material Subsidiary enforceable against such Material Subsidiary in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law), (iii) the execution and delivery of a supplement to the Guaranty Agreement and the performance by such Material Subsidiary of the Guaranty Agreement do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation of a Lien upon any of the property of such Material Subsidiary pursuant to the provisions of its charter documents or any agreement or other instrument known to such counsel to which such Material Subsidiary is a party to or by which such Material Subsidiary may be bound and (iv) no approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal or state, is necessary in connection with the lawful execution and delivery of a supplement to the Guaranty Agreement by such Material Subsidiary or the performance of the Guaranty Agreement by such Material Subsidiary, which opinion may contain such assumptions and qualifications as are reasonably acceptable to the Required Holders, and (4) all other documents and showings reasonably requested by the holders of Notes in connection with the execution and delivery of a supplement to the Guaranty Agreement, which documents shall be satisfactory in form and substance to such holders and their special counsel, and each holder of Notes shall have received a copy (executed or certified as may be appropriate) of all of the foregoing legal documents.

SECTION 10. NEGATIVE COVENANTS.

            The Company covenants that so long as any of the Notes are outstanding:

            Section 10.1. Nature of Business. The Company will not, and will not permit any Restricted Subsidiary to, engage in any business if, as a result thereof, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Restricted Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Restricted Subsidiaries on the date of the Closing.

            Section 10.2. Consolidated Net Worth. The Company will not, at any time, permit Consolidated Net Worth to be less than the sum of (a) $180,000,000, plus (b) an aggregate amount equal to 50% of its Consolidated Net Income (but, in each case, only if a positive number) for each completed fiscal quarter beginning with the fiscal quarter ended March 31, 1998.

            Section 10.3. Incurrence of Debt. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Debt, unless on the date the Company or such Restricted Subsidiary becomes liable with respect to any such Debt and immediately after giving effect thereto and the concurrent retirement of any other Debt,

                        (a) no Default or Event of Default exists, and

                        (b) Consolidated Total Debt does not exceed 55% of
            Consolidated Total Capitalization.

For the purposes of this Section 10.3, any Person becoming a Restricted Subsidiary after the date of the Closing shall be deemed, at the time it becomes a Restricted Subsidiary, to have incurred all of its then outstanding Debt, and any Person extending, renewing or refunding any Debt shall be deemed to have incurred such Debt at the time of such extension, renewal or refunding.

            Section 10.4. Restricted Subsidiary Debt. The Company will not at any time permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, guarantee, have outstanding, or otherwise become or remain directly or indirectly liable with respect to, any Debt other than:

                        (a) Debt of a Restricted Subsidiary (1) outstanding on
            the date of the Closing and disclosed in Schedule 5.15, provided that such Debt may not be extended, renewed or refunded except as otherwise permitted by this Agreement and (2) outstanding pursuant to the Guaranty Agreement;

                        (b) Debt of a Restricted Subsidiary owed to the Company
            or a Wholly-Owned Restricted Subsidiary;

                        (c) Debt of a Restricted Subsidiary outstanding at the
            time such Restricted Subsidiary becomes a Restricted Subsidiary, provided that (1) such Debt shall not have been incurred in contemplation of such Restricted Subsidiary becoming a

            Restricted Subsidiary and (2) immediately after such Restricted Subsidiary becomes a Restricted Subsidiary no Default or Event of Default would exist, and provided, further, that such Debt may not be extended, renewed or refunded except as otherwise permitted by this Agreement; and

                        (d) Debt of a Restricted Subsidiary in addition to that
            otherwise permitted by the foregoing provisions of this Section 10.4, provided that on the date the Restricted Subsidiary incurs or otherwise becomes liable with respect to any such additional Debt and immediately after giving effect thereto and the concurrent retirement of any other Debt,

                                    (1) no Default or Event of Default exists,
                        and

                                    (2) Priority Debt does not exceed 20% of
                        Consolidated Net Worth determined at such time.

            Section 10. 5. Liens. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Restricted Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except:

                        (a) Liens for taxes, assessments or other governmental
            charges which are not yet due and payable or the payment of which is not at the time required by Section 9.4;

                        (b) statutory Liens of landlords and Liens of carriers,
            warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due and payable;

                        (c) Liens (other than any Lien imposed by ERISA)
            incurred or deposits made in the ordinary course of business (1) in connection with workers' compensation, unemployment insurance and other types of social security or retirement benefits, or (2) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

                        (d) any attachment or judgment Lien, unless the judgment
            it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

                        (e) leases or subleases granted to others, easements,
            rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries, provided that such Liens do not, in the aggregate, materially detract from the value of such property;

                        (f) Liens on property or assets of the Company or any of
            its Restricted Subsidiaries securing Debt owing to the Company or to a Wholly-Owned Restricted Subsidiary;

                        (g) Liens existing on the date of the Closing and
            securing the Debt of the Company and its Restricted Subsidiaries referred to on Schedule 5.15;

                        (h) any Lien created to secure all or any part of the
            purchase price, or to secure Debt incurred or assumed to pay all or any part of the purchase price or cost of construction, of property acquired or constructed by the Company or a Restricted Subsidiary after the date of the Closing, provided that

                                    (1) any such Lien shall extend solely to the
                        item or items of such property so acquired or constructed,

                                    (2) the principal amount of the Debt secured
                        by any such Lien shall at no time exceed an amount equal to the lesser of (i) the cost to the Company or such Restricted Subsidiary of the property so acquired or constructed and (ii) the Fair Market Value (as determined in good faith by the Board of Directors of the Company) of such property at the time of such acquisition or construction,

                                    (3) any such Lien shall be created
                        contemporaneously with, or within 180 days after, the acquisition or construction of such property, and

                                    (4) immediately after giving effect the
                        creation of such Lien and giving effect thereto, (i) no Default or Event of Default would exist and (ii) the Company would be permitted by the provisions of Section 10.3(b) to incur at least $1.00 of additional Debt;

                        (i) any Lien existing on property of a Person
            immediately prior to its being consolidated with or merged into the Company or a Restricted Subsidiary, or any Lien existing on any property acquired by the Company or any Restricted Subsidiary at the time such property is so acquired (whether or not the Debt secured thereby shall have been assumed), provided that (1) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such acquisition of property, (2) each such Lien shall extend solely to the item or items of property so acquired and (3) immediately after giving effect to the acquisition of the property subject to such Lien and giving effect thereto, (i) no Default or Event of Default would exist and

            (ii) the Company would be permitted by the provisions of Section 10.3(b) to incur at least $1.00 of additional Debt;

                        (j) any Lien renewing, extending or refunding any Lien
            permitted by paragraphs (g), (h) or (i) of this Section 10.5, provided that (1) the principal amount of Debt secured by such Lien immediately prior to such extension, renewal or refunding is not increased or the maturity thereof reduced, (2) such Lien is not extended to any other property, and (3) immediately after such extension, renewal or refunding no Default or Event of Default would exist; and

                        (k) other Liens not otherwise permitted by paragraphs
            (a) through (i), provided that, after giving effect thereto and to the application of the proceeds of any Debt secured thereby, Priority Debt does not exceed 20% of Consolidated Net Worth determined at such time.

            For the purposes of this Section 10.5, any Person becoming a Restricted Subsidiary after the date of the Closing shall be deemed to have incurred all of its then outstanding Liens at the time it becomes a Restricted Subsidiary, and any Person extending, renewing or refunding any Debt secured by any Lien shall be deemed to have incurred such Lien at the time of such extension, renewal or refunding.

            Section 10.6. Restrictions on Dividends of Subsidiaries, Etc. The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any agreement which would restrict any Restricted Subsidiary's ability or right to pay dividends to, or make advances to or Investments in, the Company or, if such Restricted Subsidiary is not directly owned by the Company, the "parent" Subsidiary of such Restricted Subsidiary.

            Section 10.7. Mergers, Consolidations, Etc. The Company will not, and will not permit any Restricted Subsidiary to, consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person; provided that the foregoing restriction does not apply to:

                        (a) the consolidation or merger of a Restricted
            Subsidiary with, or the conveyance, transfer or lease of substantially all of the assets of a Restricted Subsidiary to, the Company or a Wholly-Owned Restricted Subsidiary; or

                        (b) the consolidation or merger of a Restricted
            Subsidiary with any Person other than the Company or a Wholly-Owned Restricted Subsidiary; provided that such Restricted Subsidiary shall be the surviving Person and immediately after giving effect to such transaction (1) no Default or Event of the Default would exist,
            (2) the Company would be permitted by the provisions of Section 10.3(b) to incur at least $1.00 of additional Debt, (3) such Restricted Subsidiary would be permitted by the provisions of
            Section 10.4(d)(2) to incur at least $1.00 of additional Priority Debt and (4) the Company shall own the same percentage of the equity or voting interests in such Restricted Subsidiary as the Company owned in such Restricted Subsidiary immediately preceding such transaction; or

                        (c) the conveyance, transfer or lease of all of the
            assets of a Restricted Subsidiary to a Person other than the Company or a Wholly-Owned Restricted Subsidiary in compliance with the provisions of Section 10.8 and Section 10.9; or

                        (d) the consolidation or merger of the Company with, or
            the conveyance, transfer or lease of substantially all of the assets of the Company in a single transaction or series of transactions to, any Person so long as:

                                    (1) the successor formed by such
                        consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be (the "Successor Corporation"), shall be a solvent corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

                                    (2) if the Company is not the Successor
                        Corporation, (i) such corporation shall have executed and delivered to each holder of the Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders), (ii) the Company shall have caused to be delivered to each holder of the Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof and (iii) each Guarantor shall have delivered to each holder of the Notes a certificate whereby such Guarantor shall have reaffirmed its obligations under the Guaranty Agreement; and

                                    (3) immediately after giving effect to such
                        transaction (i) no Default or Event of Default would exist and (ii) the Successor Corporation would be permitted by the provisions of Section 10.3(b) to incur at least $1.00 of additional Debt.

            No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any Successor Corporation from its liability under this Agreement or the Notes.

            Section 10.8. Sale of Assets, Etc. Except as permitted under Section 10.7., Section 10.9 and Section 10.10, the Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless:

                        (a) in the good faith opinion of the Company, the Asset
            Disposition is in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged and is in the best interest of the Company or such Restricted Subsidiary;

                        (b) immediately after giving effect to the Asset
            Disposition, no Default or Event of Default would exist; and

                        (c) immediately after giving effect to the Asset
            Disposition, the Disposition Value of all property that was the subject of any Asset Disposition occurring during the immediately preceding 12 consecutive calendar month period would not exceed 15% of Consolidated Total Assets determined as of the end of the then most recently ended fiscal year of the Company.

            If the Net Proceeds Amount for any Transfer is applied to a Debt Prepayment Application or a Property Reinvestment Application within 180 days after such Transfer, then such Transfer, only for the purpose of determining compliance with subsection (c) of this Section 10.8 as of any date on or after the Net Proceeds Amount is so applied, shall be deemed not to be an Asset Disposition.

            Section 10.9. Disposal of Ownership of a Restricted Subsidiary. The Company will not, and will not permit any Restricted Subsidiary to, sell or otherwise dispose of any shares of Restricted Subsidiary Stock, nor will the Company permit any such Restricted Subsidiary to issue, sell or otherwise dispose of any shares of its own Restricted Subsidiary Stock, provided that the foregoing restrictions do not apply to:

                        (a) the issue of directors' qualifying shares by any
            such Restricted Subsidiary;

                        (b) any such Transfer of Restricted Subsidiary Stock
            constituting a Transfer described in clause (a) of the definition of "Asset Disposition"; and

                        (c) the Transfer of all of the Restricted Subsidiary
            Stock of a Restricted Subsidiary owned by the Company and its other Subsidiaries if:

                                    (1) such Transfer satisfies the requirements
                        of Section 10.8 hereof,

                                    (2) in connection with such Transfer the
                        entire Investment (whether represented by stock, Debt, claims or otherwise) of the Company and its other Subsidiaries in such Restricted Subsidiary is sold, transferred or otherwise disposed of to a Person other than (i) the Company, (ii) another Subsidiary not being simultaneously disposed of, or (iii) an Affiliate, and

                                    (3) the Restricted Subsidiary being disposed
                        of has no continuing Investment in any other Subsidiary of the Company not being simultaneously disposed of or in the Company.

            Section 10.10. Sale-and-Leasebacks. The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale-and-Leaseback Transaction unless, (a) the lease which is the subject of such Sale-and-Leaseback Transaction is not a Long-Term Lease or (b) immediately after giving effect to such Sale-and-Leaseback Transaction, the aggregate amount of Priority Debt does not exceed 20% of Consolidated Net Worth determined at such time.

            Section 10.11. Transactions with Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Restricted Subsidiary), except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

            Section 10.12. Designation of Restricted and Unrestricted Subsidiaries. The Company may designate any Subsidiary to be a Restricted Subsidiary and may designate any Restricted Subsidiary to be an Unrestricted Subsidiary by giving written notice to each holder of Notes that the Board of Directors of the Company has made such designation, provided, however, that no Subsidiary may be designated a Restricted Subsidiary and no Restricted Subsidiary may be designated an Unrestricted Subsidiary unless, at the time of such action and after giving effect thereto, (a) solely in the case of a Restricted Subsidiary being designated an Unrestricted Subsidiary, such Restricted Subsidiary being designated an Unrestricted Subsidiary shall not have any continuing Investment in the Company or any other Restricted Subsidiary and
(b) no Default or Event of Default shall exist. Any Restricted Subsidiary which has been designated an Unrestricted Subsidiary and which has then been redesignated a Restricted Subsidiary, in each case in accordance with the provisions of the first sentence of this Section 10.12, shall not at any time thereafter be redesignated an Unrestricted Subsidiary without the prior written consent of the Required Holders. Any Unrestricted Subsidiary which has been designated a Restricted Subsidiary and which has then been redesignated an Unrestricted Subsidiary, in each case in accordance with the provisions of the first sentence of this Section 10.12, shall not at any time thereafter be redesignated a Restricted Subsidiary without the prior written consent of the Required Holders.

SECTION 11. EVENTS OF DEFAULT.

            An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

                        (a) the Company defaults in the payment of any principal
            or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

                        (b) the Company defaults in the payment of any interest
            on any Note for more than five Business Days after the same becomes due and payable; or

                        (c) the Company defaults in the performance of or
            compliance with any term contained in Sections 10.1 through 10.4, inclusive, or Sections 10.6 through 10.12, inclusive; or

                        (d) the Company defaults in the performance of or
            compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (1) a Responsible Officer obtaining actual knowledge of such default and
            (2) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); or

                        (e) any representation or warranty made in writing by or
            on behalf of the Company or any Guarantor or by any officer of the Company or any Guarantor in this Agreement or in the Guaranty Agreement, respectively, or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made; or

                        (f) (1) the Company or any Restricted Subsidiary is in
            default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt that is outstanding in an aggregate principal amount of at least $10,000,000 beyond any period of grace provided with respect thereto, or (2) the Company or any Restricted Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount of at least $10,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared due and payable before its stated maturity or before its regularly scheduled dates of payment or (3) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), (i) the Company or any Restricted Subsidiary has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $10,000,000, or (ii) one or more Persons have the right to require the Company or any Restricted Subsidiary so to purchase or repay such Debt; or

                        (g) the Company or any Restricted Subsidiary (1) is
            generally not paying, or admits in writing its inability to pay, its debts as they become due, (2) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction,
            (3) makes an assignment for the benefit of its creditors, (4) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (5) is adjudicated as insolvent or to be liquidated, or (6) takes corporate action for the purpose of any of the foregoing; or

                        (h) a court or governmental authority of competent
            jurisdiction enters an order appointing, without consent by the Company or any of its Restricted

            Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Restricted Subsidiaries, or any such petition shall be filed against the Company or any of its Restricted Subsidiaries and such petition shall not be dismissed within 60 days; or

                        (i) a final judgment or judgments for the payment of
            money aggregating in excess of $2,000,000 are rendered against one or more of the Company and its Restricted Subsidiaries and which judgments are not fully covered by insurance or, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

                        (j) If (1) any Plan shall fail to satisfy the minimum
            funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (2) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA Section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (3) the aggregate "amount of unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $5,000,000, (4) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (5) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (6) the Company or any ERISA Affiliate establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any ERISA Affiliate thereunder; and any such event or events described in clauses (1) through (6) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect; or

                        (k) (1) default shall occur under the Guaranty Agreement
            and such default shall continue beyond the period of grace, if any, allowed with respect thereto, or (2) the Guaranty Agreement shall cease to be in full force and effect for any reason whatsoever, including, without limitation, a determination by any Governmental Authority or court that such agreement is invalid, void or unenforceable or any Guarantor shall contest or deny in writing the validity or enforceability of any of its obligations under the Guaranty Agreement.

As used in Section 11(j), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 12. REMEDIES ON DEFAULT, ETC.

            Section 12.1. Acceleration. (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (1) of paragraph (g) or described in clause
(6) of paragraph (g) by virtue of the fact that such clause encompasses clause
(1) of paragraph (g)) exists, all the Notes then outstanding shall automatically become immediately due and payable.

            (b) If any other Event of Default exists, any holder or holders of more than 25% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

            (c) If any Event of Default described in paragraph (a) or (b) of
Section 11 exists, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

            Upon any Note's becoming due and payable under this Section 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (1) all accrued and unpaid interest thereon and (2) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the pasties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

            Section 12.2. Other Remedies. If any Event of Default exists, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

            Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 76% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

            Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law. in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.


SECTION 13.  REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

            Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

            Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its Attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $1,000,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $1,000,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2, provided, however, that, such transferee will not be deemed to have chosen the options set forth in Section 6.2(b), (c) or (e) unless such transferee shall have made the disclosures referred to therein at least five Business Days prior to its acceptance of such Note and shall have received prior to such acceptance of such Note the certificate provided for in the penultimate paragraph of Section 6.2 and such certificate shall contain the statement set forth in either Section 4.3(c)(1) or
(2), as applicable; and provided, further, that, such transferee will not be deemed to have chosen an option set forth in Section 6.2(a), (b) or (d) unless the applicable Class Exemption referred to therein remains in effect at that time or another similar Class Exemption is then available. The Company shall exercise reasonable due diligence as is necessary to respond to any such disclosure, provided that, if the Company shall not respond within five Business Days following receipt of any such disclosure, it shall be deemed to have made the statement set forth in either Section 4.3(c)(l) or (2), as applicable.

            Section 13.3. Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

            (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

            (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14. PAYMENTS ON NOTES.

            Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Chicago, Illinois at the principal office of Bank of America in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

            Section 14.2. Home Office Payment. So long as any Purchaser or such Purchaser's nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser's signature at the foot of this Agreement, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by any Purchaser or such Purchaser's nominee such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by any Purchaser under this Agreement and that has made the same agreement relating to such Note as such Purchaser has made in this Section 14.2.

SECTION 15. EXPENSES, ETC.

            Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by each Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Guaranty Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Guaranty Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Guaranty Agreement or the Notes, or by reason of being a holder of any Note or a beneficiary of the Guaranty Agreement, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby, by the Guaranty Agreement and by the Notes. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by such Purchaser or holder).

            Section 15.2. Survival. The obligations of the Company under this
Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

            All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17. AMENDMENT AND WAVIER.

            Section 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (1) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (2) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (3) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

            Section 17.2.  Solicitation of Holders of Notes.

            (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

            (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

            Section 17.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

            Section 17.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18.   NOTICES.

            All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                        (1) if to a Purchaser or such Purchaser's nominee, to
            such Purchaser or such Purchaser's nominee at the address specified for such communications below such Purchaser's signature at the foot of this Agreement, or at such other address as such Purchaser or such Purchaser's nominee shall have specified to the Company in writing,

                        (2) if to any other holder of any Note, to such holder
            at such address as such other holder shall have specified to the Company in writing, or

                        (3) if to the Company, to the Company at its address set
            forth at the beginning hereof to the attention of Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19.  REPRODUCTION OF DOCUMENTS.

            This Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by each Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to each Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This
Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20. CONFIDENTIAL INFORMATION.

            For the purposes of this Section 20, "Confidential Information" means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser' s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or
(d) constitutes financial statements delivered to such Purchaser under Section
7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (1) such Purchaser's directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such Purchaser's Notes), (2) such Purchaser's financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (3) any other holder of any Note,
(4) any Institutional Investor to which such Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (5) any Person from which such Purchaser offers to purchase any Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (6) any Federal or state regulatory authority having jurisdiction over such Purchaser, (7) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser' s investment portfolio, or (8) any other Person to which such delivery or disclosure may be necessary or appropriate (i) to effect compliance with any law, Rule, regulation or order applicable to such Purchaser, (ii) in response to any subpoena or other legal process, (iii) in connection with any litigation to which such Purchaser is a party or (iv) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser's Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

SECTION 21. SUBSTITUTION OF A PURCHASER.

            Each Purchaser shall have the right to substitute any one of such Purchaser's Affiliates as the purchaser of the Notes that such Purchaser has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Purchaser's Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "Purchaser" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of such Purchaser. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to such Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "Purchaser" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to such Purchaser, and such Purchaser shall have all the rights of an original holder of the Notes under this Agreement.

SECTION 22. MISCELLANEOUS.

            Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

            Section 22.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

            Section 22.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

            Section 22.4. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

            Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

            Section 22.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

            Section 22.6. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                     * * * *

            The execution hereof by the Purchasers shall constitute a contract among the Company and the Purchasers for the uses and purposes hereinabove set forth. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

                                            Very truly yours,

                                            GRANITE CONSTRUCTION INCORPORATED


                                            By /s/ David H. Watts
                                              ---------------------------------
                                              Its  President and
                                                   Chief Executive Officer

                                            By /s/ William E. Barton
                                              ---------------------------------
                                               Its  Vice President and
                                                    Chief Financial Officer


                                      -40

Accepted as of March 1, 1998:
                                            ALLSTATE LIFE INSURANCE COMPANY


                                            By /s/  Charles D. Mires
                                              ---------------------------------
                                            Name:  Charles D. Mires


                                            By /s/  Ronald A. Mendel
                                              ---------------------------------
                                            Name:  Ronald A. Mendel
                                                   Authorized Signatories

ALLSTATE LIFE INSURANCE COMPANY
3075 Sanders Road, STE G3A
Northbrook, Illinois 60062-7127
Attention:  Private Placements Department
Telecopier Number: (847) 402-3092
Telephone Number: (847) 402-4394

Payments

All payments on or in respect of the Notes to be made by Fedwire transfer of immediately available funds (identifying each payment with name of the Issuer, the Private Placement Number preceded by "DPP" and the payment as principal, interest or premium) in the exact format as follows:

            BBK   =  Harris Trust and Savings Bank
                     ABA #071000288
            BNF   =  Allstate Life Insurance Company
                     Collection Account #168-117-0
            ORG   =  Granite Construction Incorporated
            OBI   =  DPP - 387328 A* 8 -
                     Payment Due Date (MM/DD/YY) -
                     P    _______ (enter "P" and the amount of principal being
                       remitted, for example, P5000000.00) -
                     I    _______ (enter "I" and the amount of
                       interest being remitted, for example, I225000.00)

Notices

All notices of scheduled payments and written confirmation of each such payment, to be addressed:

            Allstate Insurance Company
            Investment Operations-Private Placements
            3075 Sanders Road, STE G4A
            Northbrook, Illinois 60062-7127
            Telephone:              (847) 402-2769
            Telecopy:               (847) 326-5040

All financial reports, compliance certificates and all other written communications, including notice of prepayments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 36-2554642

Accepted as of March 1, 1998:
                                     UNITED OF OMAHA LIFE INSURANCE
                                     COMPANY

                                     By /s/  Edwin H. Garrison, Jr.
                                        ---------------------------------
                                        Its  First Vice President



UNITED OF OMAHA LIFE INSURANCE COMPANY
Mutual of Omaha Plaza
Omaha, Nebraska 68175-1011
Attention:  Investment Division/Securities Accounting
Telecopier Number: (402) 351-2913
Telephone Number: (402) 351-2504

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Granite Construction Incorporated, 6.54% Senior Notes due March 15, 2010") to:

            Chase Manhattan Bank
            ABA #021000021
            Private Income Processing

            for credit to:

            United of Omaha Life Insurance Company
            Account Number 900-9000200
            a/c:  G07097

            CUSIP/PPN:  387328 A* 8
            Interest Amount:__________
            Principal Amount:_________


Notices

All notices in respect of payment of principal and interest, corporate actions and reorganization notifications to:

            The Chase Manhattan Bank
            4 New York Plaza - 13th Floor
            New York, New York 10004
            Attn:  Income Processing - J. Piperatto
            a/c:  G07097

All other communications to:

            4-Investment Loan Administration
            Mutual of Omaha Insurance Company
            Mutual of Omaha Plaza
            Omaha, Nebraska 68175-1011

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 47-0322111

Accepted as of March 1, 1998:
                                        MUTUAL OF OMAHA INSURANCE COMPANY

                                        By /s/  Edwin H. Garrison Jr.
                                           ------------------------------------
                                           Its  First Vice President



MUTUAL OF OMAHA INSURANCE COMPANY
Mutual of Omaha Plaza
Omaha, Nebraska 68175-1011
Attention:  Investment Division/Securities Accounting
Telecopier Number: (402) 351-2913
Telephone Number:  (402) 351-2504

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Granite Construction Incorporated, 6.54% Senior Notes due March 15, 2010") to:

            Chase Manhattan Bank
            ABA #021000021
            Private Income Processing

            for credit to:

            Mutual of Omaha Insurance Company
            Account Number 900-9000200
            a/c:  G07096
            CUSIP/PPN:  387328 A* 8
            Interest Amount:_________
            Principal Amount:________

Notices

All notices in respect of payment of principal and interest, corporate actions and reorganization notifications to:

            The Chase Manhattan Bank
            4 New York Plaza - 13th Floor
            New York, New York 10004
            Attn:  Income Processing - J. Piperatto
            a/c:  G07096

All other notices and communications to:

            4 - Investment Loan Administration
            Mutual of Omaha Insurance Company
            Mutual of Omaha Plaza
            Omaha, Nebraska 68175-1011

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 47-0246511

Accepted as of March 1, 1998:
                                  COMPANION LIFE INSURANCE COMPANY

                                  By /s/  Edwin H. Garrison Jr.
                                     ----------------------------------------
                                  Its  Assistant Treasurer

                                  By /s/  Richard A. Witt
                                     ----------------------------------------
                                  Its  Second Vice President &
                                        Assistant Treasurer



COMPANION LIFE INSURANCE COMPANY
Mutual of Omaha Plaza
Omaha, Nebraska 68175-1011
Attention:  Investment Division/Securities Accounting
Telecopier Number: (402) 351-2913
Telephone Number: (402) 351-2504

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Granite Construction Incorporated, 6.54% Senior Notes due February 15, 2010") to:

            Companion Life Insurance Company
            c/o The Bank of New York
            ABA #021000018
            Acct. No. 111566 Income Collection
            Attention:  P&I Department
            For Payment on:  Granite Construction Incorporated
            Interest Amount:__________________
            Principal Amount:_________________
            Payable Date:_____________________
            CLICO

Notices

All notices with respect to payments to:

            Companion Life Insurance Company
            Attention:  Investment Securities Accounting
            Mutual of Omaha Plaza
            Omaha, Nebraska 68175
with duplicate notice to:


            Companion Life Insurance Company
            Attention:  Financial Division
            401 Theodore Fremd Avenue
            Rye, New York 10580-1493

            All other notices and communications to:

            Companion Life Insurance Company
            Attention:  Investment Division
            Mutual of Omaha Plaza
            Omaha, Nebraska 68175

            with duplicate notice to:

            Companion Life Insurance Company
            Attention:  Financial Division
            401 Theodore Fremd Avenue
            Rye, New York 10580-1493

Name of Nominee in which Notes are to be issued: HARE & CO.

Taxpayer I.D. Number: 13-6062916

Accepted as of March 1, 1998:
                                    PRINCIPAL MUTUAL LIFE INSURANCE COMPANY

                                    By /s/  Shabnam B. Miglani
                                       ----------------------------------------
                                       Its Counsel

                                    By /s/ Sarah J. Pitts
                                       ----------------------------------------
                                       Its Counsel



PRINCIPAL MUTUAL LIFE INSURANCE COMPANY
711 High Street
Des Moines, Iowa 50392-0800
Attention:  Investment Department - Securities
Telecopier Number: (515) 248-2490
Telephone Number: (515) 248-3495

Payments (in respect of the Note in the original principal amount of $7,400,000):

All payments on or in respect of such Notes to be by bank wire transfer of Federal or other immediately available funds to:

      ABA #073000228
      Norwest Bank Iowa, N.A.
      7th and Walnut Streets
      Des Moines, Iowa 50309
      For credit to Principal Mutual Life Insurance Company
      Account No. 014752
      OBI PFGSE (S) B0061391 ( ) Granite Construction Incorporated, 6.54%
        Senior Notes due March 15, 2010
      Bond Number:  l-B-61391

      With sufficient information (including interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds.

Payments (in respect of the Note in the original principal amount of $5,600,000):

All payments on or in respect of such Notes to be by bank wire transfer of Federal or other immediately available funds to:

     ABA #073000228
     Norwest Bank Iowa, N.A.
     7th and Walnut Streets
     Des Moines, Iowa 50309
     For credit to Principal Mutual Life Insurance Company
     Account No. 032395
     OBI PFGSE (S) B0061391 ( ) Granite Construction Incorporated, 6.54%
       Senior Notes due March 15, 2010
     Bond Number:  16-B-61391

     With sufficient information (including interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds.

Notices

All notices with respect to payments to:

    Principal Mutual Life Insurance Company
    711 High Street
    Des Moines, Iowa 50392-0960
    Attention:  Investment Accounting-Securities
    Telecopier Number: (515) 248-2643
    Telephone Number: (515) 247-0689

All other notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Tax Identification No.: 42-0127290

Accepted as of March 1, 1998:

                                     LUTHERAN BROTHERHOOD

                                     By /s/  Mark 0. Swenson
                                        -------------------------------------
                                        Its  Assistant Vice President


LUTHERAN BROTHERHOOD
625 Fourth Avenue South, 10th Floor
Minneapolis, Minnesota 55415
Attention:  Investment Division
Telecopier Number: (612) 340-5756
Telephone Number: (612) 340-5757

Payments

All payments of principal, interest and premium on the account of the Notes shall be made by bank wire transfer (in immediately available funds) to:

            Norwest Bank Minnesota, N.A.
            ABA #091000019
            For Credit to Trust Clearing Account #08-40-245
            Attention:  Sarah Corcoran
            For credit to:  Lutheran Brotherhood
            Account Number 12651300

            All payments must include the following information:

            A/C Lutheran Brotherhood
            Account No.: 12561300
            Security Description
            PPN Number
            Reference Purpose of Payment
            Interest and/or Principal Breakdown

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 41-0385700

                        NAMES OF PURCHASERS                   PRINCIPAL AMOUNT OF NOTES
                                                                   TO BE PURCHASED
            Allstate Life Insurance Company                           $10,000,000
            Allstate Life Insurance Company                             7,000,000
            Allstate Life Insurance Company                             5,000,000
            United of Omaha Life Insurance Company                     10,000,000
            Mutual of Omaha Insurance Company                           5,000,000
            Companion Life Insurance Company                            2,000,000
            Principal Mutual Life Insurance Company                     7,400,000
            Principal Mutual Life Insurance Company                     5,600,000
            Lutheran Brotherhood                                        8,000,000


                                                    TOTAL             $60,000,000


                                   SCHEDULE A
                          (to Note Purchase Agreement)

                                  DEFINED TERMS

            As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

            "Affiliate" shall mean, at any time, and with respect to any Person,
(a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, (b) any other Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of such first Person or any other Person of which such first Person beneficially owns or holds, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests, and (c) any officer or director of such first Person and any Person fulfilling an equivalent function of an officer or director; provided that "Affiliate," in relation to the Company, shall not include any Restricted Subsidiary. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting Securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

            "Asset Disposition" shall mean any Transfer except:

                      (a) any

                          (1) Transfer from a Restricted Subsidiary to the
                      Company or to a Wholly-Owned Restricted Subsidiary; and

                          (2) Transfer from the Company to a Wholly-owned
                      Restricted Subsidiary.

            so long as immediately before and immediately after the consummation of any such Transfer and after giving effect thereto, no Default or Event of Default would exist;

                      (b) any Transfer made in the ordinary course of business
            and involving only property that is either (1) inventory held for sale or (2) equipment, fixtures, supplies or materials no longer required in the operation of the business of the Company or any of its Restricted Subsidiaries or that is obsolete; and

                      (c) any Transfer in one lot of all of the voting
            Securities of TIC, directly or indirectly, owned or held by the Company to TIC pursuant to that certain Stock Purchase Agreement dated as of December 23, 1996 between the Company and TIC, as amended, supplemented, restated or otherwise modified from time to time.

            "Attributable Debt" shall mean, as to any particular Long-Term Lease relating to a Sale-and-Leaseback Transaction, the present value of all Lease Rentals required to be paid by the Company or any Restricted Subsidiary under such lease during the remaining term

                                   SCHEDULE B
                          (To Note Purchase Agreement)
thereof (determined in accordance with generally accepted financial practice using a discount factor equal to the interest rate implicit in such lease if known or, if not known, of 12% per annum).

            "Bank Credit Agreement" shall mean that certain Credit Agreement dated as of June 30, 1997 among the Company, Bank of America National Trust and Savings Association, as agent, and each of the financial institutions a party thereto, as the same may be amended, supplemented, restated or otherwise modified from time to time, and any credit agreement or other like agreement entered into by the Company which is substantially similar to or replaces the Credit Agreement.

            "Business Day" shall mean (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Chicago, Illinois or San Francisco, California are required or authorized to be closed.

            "Capital Lease" shall mean, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

            "Capital Lease Obligation" shall mean, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

            "Closing" is defined in Section 3.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

            "Company" shall mean Granite Construction Incorporated, a Delaware corporation, and any Person who succeeds to all, or substantially all, of the assets and business of Granite Construction Incorporated.

            "Confidential information" is defined in Section 20.

            "Consolidated Net Income" for any period shall mean the gross revenues of the Company and its Restricted Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis after eliminating earnings or losses attributable to outstanding Minority Interests, but excluding in any event:

                      (a) any gains or losses on the sale or other disposition
            of Investments or fixed or capital assets (other than fixed or capital assets sold or disposed of in the ordinary course of business), and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

                      (b) the proceeds of any life insurance policy;

                      (c) net earnings and losses of any Restricted Subsidiary
            accrued prior to the date it became a Restricted Subsidiary:

                      (d) net earnings and losses of any corporation (other than a Restricted Subsidiary), substantially all the assets of which have been acquired in any manner by the Company or any Restricted Subsidiary, realized by such corporation prior to the date of such acquisition;

                      (e) net earnings and losses of any corporation (other than a Restricted Subsidiary) with which the Company or a Restricted Subsidiary shall have consolidated or which shall have merged into or with the Company or a Restricted Subsidiary prior to the date of such consolidation or merger;

                      (f) net earnings of any business entity (other than a
            Restricted Subsidiary or a joint venture) in which the Company or any Restricted Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Company or such Restricted Subsidiary in the form of cash distributions;

                      (g) earnings resulting from any reappraisal, revaluation
            or write-up of assets;

                      (h) any deferred or other credit representing any excess
            of the equity in any Restricted Subsidiary at the date of acquisition thereof over the amount invested in such Restricted Subsidiary;

                      (i) any gain arising from the acquisition of any
            Securities of the Company or any Restricted Subsidiary; and

                      (j) any other extraordinary gain or loss.

            "Consolidated Net Worth" shall mean, as of the date of any determination thereof,

                      (a) the sum of (1) the par value (or value stated on the
            books of the corporation) of the capital stock (but excluding treasury stock and capital stock subscribed and unissued) of the Company and its Restricted Subsidiaries plus (2) the amount of the paid-in capital and retained earnings of the Company and its Restricted Subsidiaries, in each case as such amounts would be shown on a consolidated balance sheet of the Company and its Restricted Subsidiaries as of such time prepared in accordance with GAAP, minus

                      (b) unearned compensation, minus

                      (c) to the extent included in clause (a) above, all
            amounts properly attributable to Minority Interests, if any, in the stock and surplus of Restricted Subsidiaries, minus

                      (d) the book value of all Restricted Investments of the
            Company and its Restricted Subsidiaries acquired after the date of the Closing in excess of an amount equal to 10% of the amount determined pursuant to clauses (a), (b) and (c) of this definition.

            "Consolidated Total Assets" shall mean, as of the date of any determination thereof, (a) the total assets of the Company and its Restricted Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Restricted Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to Minority Interests, if any, in the stock and surplus of Restricted Subsidiaries.

            "Consolidated Total Capitalization" shall mean, as the date of any determination thereof, the sum of (a) Consolidated Net Worth and (b) Consolidated Total Debt.

            "Consolidated Total Debt" shall mean, as of the date of any determination thereof, the total of all Debt of the Company and its Restricted Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Company and its Restricted Subsidiaries, and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Restricted Subsidiaries in accordance with GAAP.

            "Debt" shall mean, with respect to any Person, without duplication,

                      (a) its liabilities for borrowed money and its redemption
            obligations in respect of mandatorily redeemable Preferred Stock;

                      (b) its liabilities for the deferred purchase price of
            property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                      (c) its Capitalized Lease Obligations;

                      (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

                      (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

                      (f) Swaps of such Person;

                      (g) its recourse obligations under Receivables
            Securitization Transactions;

                      (h) in respect of the Company or any Restricted
            Subsidiary, its Attributable Debt; and

                      (i) any Guaranty of such Person with respect to
            liabilities of a type described in any of clauses (a) through (h) hereof in an amount equal to the amount guaranteed.

            Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (i) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

            "Debt Prepayment Application" shall mean, with respect to any Transfer of property, the application by the Company or its Restricted Subsidiaries of cash in an amount equal to the Net Proceeds Amount with respect to such Transfer to pay Senior Debt (other than Senior Debt owing to the Company, any of its Subsidiaries or any Affiliate).

            "Default" shall mean an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

            "Default Rate" shall mean that rate of interest that is the greater of (a) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes and (b) 2% over the rate of interest publicly announced by Bank of America in San Francisco, California as its "reference" rate.

            "Disposition Value" shall mean, as of any date of determination, with respect to any property

                      (a) in the case of property that does not constitute
            Subsidiary Stock, the Fair Market Value thereof, valued at the time of such disposition in good faith by the Company, and

                      (b) in the case of property that constitutes Subsidiary
            Stock, an amount equal to that percentage of book value of the assets of the Subsidiary that issued such stock as is equal to the percentage that the book value of such Subsidiary Stock represents of the book value of all of the outstanding capital stock of such Subsidiary (assuming, in making such calculations, that all Securities convertible into such capital stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof in good faith by the Company.

            "Environmental Laws" shall mean any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

            "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code.

            "Event of Default " is defined in Section 11.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            "Fair Market Value" shall mean, as of any date of determination and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

            "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States of America.

            "Governmental Authority" shall mean

                      (a) the government of

                          (1) the United States of America or any State or other
                      political subdivision thereof, or

                          (2) any jurisdiction in which the Company or any
                      Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

                      (b) any entity exercising executive, legislative,
            judicial, regulatory or administrative functions of, or pertaining to, any such government.

            "Guarantors" is defined in Section 2.2.

            "Guaranty Agreement" is defined in Section 2.2.

            "Guaranty" shall mean, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Debt, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such
Person:

                      (a) to purchase such Debt or obligation or any property
            constituting security therefor;

                      (b) to advance or supply funds (1) for the purchase or
            payment of such Debt or obligation, or (2) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation;

                      (c) to lease properties or to purchase properties or
            services primarily for the purpose of assuring the owner of such Debt or obligation of the ability of any other Person to make payment of the Debt or obligation; or

                      (d) otherwise to assure the owner of such Debt or
            obligation against loss in respect thereof.

In any computation of the Debt or other liabilities of the obligor under any Guaranty, the Debt or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

            "Hazardous Material" shall mean any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

            "holder" shall mean, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

            "Institutional Investor" shall mean (a) any original purchaser of a Note, (b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

            "Investment" shall mean any investment, made in cash or by delivery of property, by the Company or any of its Restricted Subsidiaries (a) in any Person, whether by acquisition of stock, Debt or other obligation or Security, or by loan, Guaranty, advance, capital contribution or otherwise, or (b) in any property.

            "Lease Rentals" shall mean, with respect to any period, the sum of the rental and other obligations required to be paid during such period by the Company or any Restricted Subsidiary, as lessee, under all leases of real or personal property (other than Capital Leases), excluding any amount required to be paid by the lessee (whether or not therein designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, provided that, if at the date of determination, any such rental or other obligations (or portion thereof) are contingent or not otherwise definitely determinable by the terms of the related lease, the amount of such obligations (or such portion thereof) are contingent or not otherwise definitely determinable by the terms of the related lease, the amount of such obligations (or such portion thereof) (1) shall be assumed to be equal to the amount of such obligations for the period of 12 consecutive calendar months immediately preceding the date of determination or (2) if the related lease was not in effect during such preceding 12-month period, shall be the amount estimated by a Senior Financial Officer of the Company on a reasonable basis and in good faith.

            "Lien" shall mean, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

            "Long-Term Lease" shall mean any lease of property having an original term, including any period for which the lease may be renewed or extended at the option of the lessee, of more than three years.

            "Make-Whole Amount" is defined in Section 8.6.

            "Make-Whole Amount Calculation Certificate" is defined in Section
8.2.

            "Material" shall mean material in relation to the business, operations, affairs, financial condition, assets, properties or prospects of the Company and its Restricted Subsidiaries taken as a whole.

            "Material Adverse Effect" shall mean a material adverse effect on
(a) the business, operations, affairs, financial condition, assets, properties or prospects of the Company and its Restricted Subsidiaries taken as a whole, or
(b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement, the Guaranty Agreement or the Notes.

            "Material Subsidiary" shall mean each Subsidiary designated on
Schedule 5.4 as a Restricted Subsidiary (other than Granite Construction International, a California corporation) and each other Restricted Subsidiary which meets any of the following conditions:

                      (a) such Subsidiary's total net revenues for the period of the immediately preceding four fiscal quarters is equal to or greater than 10% of the consolidated total net revenues of the Company and its Subsidiaries for such period determined in accordance with GAAP, in each case as reflected in the most recent annual or quarterly financial statements of the Company and its Subsidiaries; or

                      (b) such Subsidiary's total assets, as of the last day of
            the immediately preceding fiscal quarter, is equal to or greater than 10% of consolidated total assets of the Company and its Subsidiaries as of such date determined in accordance with

            GAAP, in each case as reflected in the most recent annual or quarterly financial statements of the Company and its Subsidiaries; or

                      (c) such Subsidiary is an obligor or guarantor of any Debt existing under the Bank Credit Agreement.

            "Memorandum" is defined in Section 5.3.

            "Minority Interests" shall mean any shares of stock of any class of a Restricted Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Company and/or one or more of its Restricted Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

            "Multiemployer Plan" shall mean any Plan that is a "multiemployer plan" (as such term is defined in Section 400l(a)(3) of ERISA).

            "Net Proceeds Amount" shall mean, with respect to any Transfer of any property by any Person, an amount equal to the difference of

                      (a) the aggregate amount of the consideration (valued at
            the Fair Market Value of such consideration at the time of the consummation of such Transfer) allocated to such Person in respect of such Transfer, net of any applicable taxes incurred in connection with such Transfer, minus

                      (b) all ordinary and reasonable out-of-pocket costs and
            expenses actually incurred by such Person in connection with such Transfer.

            "Notes" is defined in Section 1.

            "Officer's Certificate" shall mean a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

            "Person" shall mean an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

            "Plan" shall mean an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

            "Preferred Stock" shall mean any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

            "Priority Debt" shall mean the sum of (a) all Debt of the Company secured by Liens permitted by Section 10.5(k), (b) all Debt of Restricted Subsidiaries permitted by Section 10.4(d), and (c) all Attributable Debt of the Company and its Restricted Subsidiaries permitted by Section 10. 10(b).

            property" or "properties" shall mean, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

            "Property Reinvestment Application" shall mean, with respect to any Transfer of property, the application of an amount equal to the Net Proceeds Amount with respect to such Transfer to the acquisition by the Company or any Restricted Subsidiary of operating assets of the Company or any Restricted Subsidiary to be used in the principal business of such Person.

            "PTE" is defined in Section 6.2(a).

            "QPAM Exemption" shall mean Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

            "Receivables Securitization Transaction" shall mean any transaction pursuant to which (a) accounts receivables are sold or transferred and (b) the seller either (1) retains an interest in the receivables so sold or transferred or (2) assumes any liability in connection with such sale or transfer.

            "Required Holders" shall mean, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company, any of its Subsidiaries, or any of its Affiliates).

            "Responsible Officer" shall mean any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

            "Restricted Investments" (a) shall mean all Investments except the following:

                      (1) property to be used in the ordinary course of business of the Company and its Restricted Subsidiaries;

                      (2) current assets arising from the sale of goods and
            services in the ordinary course of business of the Company and its Restricted Subsidiaries;

                      (3) Investments in one or more Restricted Subsidiaries or
            any Person that concurrently with such Investment becomes a Restricted Subsidiary;

                      (4) Investments existing on the date of the Closing and
            disclosed in Schedule 5.16;

                      (5) Investments permitted by the Company's "Investment
            Policy Guidelines" as in effect on the date hereof set forth on
            Exhibit 3 attached hereto and such additional Investments as may from time to time be permitted under the Company's investment policy guidelines; provided that the Required Holders shall have consented to such additional Investments; and

                      (6) Investments in TIC made after the date of Closing in
            an aggregate amount not to exceed $30,000,000.

            (b) As of any date of determination, each Restricted Investment shall be valued at the greater of:

                      (1) the amount at which such Restricted Investment is
            shown on the books of the Company or any of its Restricted Subsidiaries (or zero if such Restricted Investment is not shown on any such books); and

                      (2) either

                          (i) in the case of any Guaranty of the obligation of
                      any Person, the amount which the Company or any of its Restricted Subsidiaries has paid on account of such obligation less any recoupment by the Company or such Restricted Subsidiary of any such payments, or

                          (ii) in the case of any other Restricted Investment,
                      the excess of (A) the greater of (I) the amount originally entered on the books of the Company or any of its Restricted Subsidiaries with respect thereto and (II) the cost thereof to the Company or its Restricted Subsidiary over (B) any return of capital (after income taxes applicable thereto) upon such Restricted Investment through the sale or other liquidation thereof or part thereof or otherwise.

                      (c) As used in this definition of "Restricted
            Investments:"

            "Acceptable Bank" shall mean any bank or trust company (1) which is organized under the laws of the United States of America or any State thereof,
(2) which has capital, surplus and undivided profits aggregating at least $250,000,000, and (3) whose long-term unsecured debt obligations (or the long-term unsecured debt obligations of the bank holding company owning all of the capital stock of such bank or trust company) are given one of the two highest ratings by Moody's or S&P or another credit rating agency of recognized national standing.

                      "Moody's" shall mean Moody's Investors Service, Inc.

                      "S&P" shall mean Standard & Poor's Ratings Services, a
            division of The McGraw Hill Companies, Inc.

                      "United States Governmental Security" shall mean any
            direct obligation of, or obligation guaranteed by, the United States of America, or any agency controlled or supervised by or acting as an instrumentality of the United States of America pursuant to authority granted by the Congress of the United States of America, so long as such obligation or guarantee shall have the benefit of the full faith and credit of the United States of America which shall have been pledged pursuant to authority granted by the Congress of the United States of America.

            "Restricted Subsidiary" shall mean any Subsidiary (a) of which more than 80% of the equity or voting interests is beneficially owned either directly or indirectly by the Company, (b)which is organized under the laws of the United States or any state thereof, the District of Columbia, Canada or any Province thereof or any member country of the European Union (other than Italy), (c) which conducts substantially all of its business and has substantially all of its assets within the United States, Canada or a member country of the European Union (other than Italy) and (d) which is either (1) designated as a Restricted Subsidiary in Schedule 5.4 or (2) designated a Restricted Subsidiary by the Board of Directors of the Company in accordance with Section 10.12.

            "Restricted Subsidiary Stock" shall mean the Subsidiary Stock of any Restricted Subsidiary.

            "Sale-and-Leaseback Transaction" shall mean a transaction or series of transactions pursuant to which the Company or any Restricted Subsidiary shall sell or transfer to any Person (other than the Company or a Restricted Subsidiary) any property, whether now owned or hereafter acquired, and, as part of the same transaction or series of transactions, the Company or any Restricted Subsidiary shall, within 180 days of such sale or transfer, rent or lease, as lessee, (other than pursuant to a Capital Lease), or similarly acquire the right to possession or use of, such property or one or more properties which it intends to use for the same purpose or purposes as such property.

            "Securities Act" means the Securities Act of 1933, as amended from time to time.

            "Security" has the meaning set forth in section 2(1) of the Securities Act of 1933, as amended.

            "Senior Debt" shall mean all Debt of the Company, other than Subordinated Debt.

            "Senior Financial Officer" shall mean the chief financial officer, principal accounting officer, treasurer or controller of the Company.

            "Subordinated Debt" shall mean any Debt of the Company that is in any manner subordinated in right of payment or security in any respect to the Debt evidenced by the Notes.

            "Source" is defined in Section 6.2.

            "Subsidiary" shall mean, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

            "Subsidiary Stock" shall mean, with respect to any Person, the stock (or any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of any Subsidiary of such Person.

            "Successor Corporation" is defined in Section 10.7(d).

            "Swaps" shall mean, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined. For purposes of this Agreement, any such interest rate swap, currency swap, or other similar obligation which is or will be entered into and is being or will be used by such Person in the ordinary course of its business to hedge an existing or future risk or exposure of such Person in respect of its liabilities or assets (and not for speculative purposes) shall not be deemed a "Swap" for purposes of this definition.

            "TIC" shall mean TIC Holdings, Inc., a Delaware corporation.

            "Transfer" shall mean, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, Subsidiary Stock. or purposes of determining the application of the Net Proceeds Amount in respect of any Transfer, the Company may designate any Transfer as one or more separate Transfers each yielding a separate Net Proceeds Amount. n any such case, (a) the Disposition Value of any property subject to each such separate Transfer and (b) the amount of Consolidated Total Assets attributable to any property subject to each such separate Transfer shall be determined by ratably allocating the aggregate Disposition Value of, and the aggregate Consolidated Total Assets attributable to, all property subject to all such separate Transfers to each such separate Transfer on a proportionate basis.

            "Unrestricted Subsidiary" shall mean any Subsidiary which is not a Restricted Subsidiary.

            "Wholly-Owned" when used in connection with any Subsidiary shall mean, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

                         CHANGES IN CORPORATE STRUCTURE


                                      NONE









































                                  SCHEDULE 4.9
                          (to Note Purchase Agreement)

                              DISCLOSURE MATERIALS



                                      NONE








































                                  SCHEDULE 5.3
                          (to Note Purchase Agreement)

                         SUBSIDIARIES OF THE COMPANY AND
                         OWNERSHIP OF SUBSIDIARY STOCK*

            1. Subsidiaries - Organization and Capital Structure


                                 JURISDICTION OF                                              OWNERSHIP BY COMPANY
        NAME                      ORGANIZATION            CAPITAL STRUCTURE                    AND/OR SUBSIDIARIES
Granite Construction               California              Corporation               100% wholly owned subsidiary of GCI
     Company*

Wilcott Corporation*               Colorado                Corporation               100% wholly owned subsidiary of GCI

Desert Aggregates                  California              Corporation               100% wholly owned subsidiary of GCI
     Incorporated*

Granite SR 91                      California              Corporation               100% wholly owned subsidiary of GCI
     Corporation*

Granite SR 91, L.P.*               California              Limited Partnership       99% limited partner of GCI and 1% general
                                                                                     partner of Granite SR 91 Corporation

GILC Incorporated*                 California              Corporation               100% wholly owned subsidiary of GCI

GILC, L.P.*                        California              Limited Partnership       99% limited partner of GCC and 1% general
                                                                                     partner of GILC Incorporated

G.G. & R., Inc.*                   Utah                    Corporation               100% wholly owned subsidiary of GCI

Intermountain Slurry Seal,         Utah                    Corporation               100% wholly owned subsidiary of
     Inc.*                                                                           G.G. & R., Inc.


Bear River Contractors*            Wyoming                 Corporation               100% wholly owned subsidiary of
                                                                                     G.G. & R., Inc.

Pozzolan Products Company*         Utah                    Corporation               100% wholly owned subsidiary of
                                                                                     G.G. & R., Inc.

GTC., Inc.*                        Texas                   Corporation               100% wholly owned subsidiary of GCI

Granite Construction               California              Corporation               100% wholly owned subsidiary of GCI
     International

-----------------
* Indicates a Restricted Subsidiary on the date of the Closing






                                  SCHEDULE 5.4
                          (to Note Purchase Agreement)

            2. Affiliates - Organization and Capital Structure



                                 JURISDICTION OF                                                 OWNERSHIP BY COMPANY
       NAME                       ORGANIZATION              CAPITAL STRUCTURE                     AND/OR SUBSIDIARIES
TIC HOLDINGS, INC.                  DELAWARE                MINORITY INTEREST              30% INTEREST OWNED BY GCI

WATERS RIDGE II                     TEXAS                           LLP                    69% INTEREST OWNED BY GCI

CPTC L.P.                           CALIFORNIA                      LLP                    22% INTEREST OWNED BY GCI

YONKERS/GRANITE                     NEW JERSEY                 JOINT VENTURE               40% PARTNERSHIP INTEREST BY GCC
  (ATLANTIC CITY)

WESTERN SUMMIT/                     GEORGIA                    JOINT VENTURE               15% PARTNERSHIP INTEREST BY GCC
TIC/GRANITE (UTOY)

KIEWIT/GRANITE                      CALIFORNIA                 JOINT VENTURE               30% PARTNERSHIP INTEREST BY GCC
(TCA)

KIEWIT/GRANITE                      UTAH                       JOINT VENTURE               23% PARTNERSHIP INTEREST BY GCC
    (WASATCH)

KIEWIT/ GRANITE                     CALIFORNIA                 JOINT VENTURE               25% PARTNERSHIP INTEREST BY GCC
     (EAST DAM)


            3. The Company's Directors and Officers


            DIRECTORS                       OFFICERS

            Solari, Richard C.              David H. Watts
            Watts, David H.                 Costanzo, Patrick M.
            Barclay, Joseph J.              Dorey, William G.
            Brooks, Richard M.              Allbritton, R.C.
            Kelly, Brian C.                 Barton, William E.
            McDonald, Rebecca               Boitano, Mark E.
            McNear, Denmar K.               Watts, David H.
            Miles, Raymond E.               Futch, Michael
                                            Higdem, Garry M.
                                            Nickerson, Arthur B.
                                            Thomas, Michael L.
                                            Grazian, David R.



                                    S-5.4-2

            4. Agreements Restricting Dividend Payments


                                      NONE



















                                    S-5.4-3

                              FINANCIAL STATEMENTS


1. SEC Form 10-Q for the quarter ended September 30, 1997.

2. SEC Form 10-Q for the quarter ended September 30, 1996.

3. SEC Form 10-K for the fiscal year ended December 31, 1996.

4. SEC Form 10-K for the fiscal year ended December 31, 1995.

5. SEC Form 10-K for the fiscal year ended December 31, 1994.

6. SEC Form 10-K for the fiscal year ended December 31, 1993.

7. SEC Form 10-K for the fiscal year ended December 31, 1992.



























                                  SCHEDULE 5.5
                          (to Note Purchase Agreement)

                               CERTAIN LITIGATION



                                      NONE






































                                  SCHEDULE 5.8
                          (to Note Purchase Agreement)

                                  PATENTS, ETC.



                                      NONE






































                                  SCHEDULE 5.11
                          (to Note Purchase Agreement)

                                 USE OF PROCEEDS


            The proceeds from the sale of the Notes Will be used to refinance existing Debt and for general corporate purposes.






































                                  SCHEDULE 5.14
                          (to Note Purchase Agreement)

                                  EXISTING DEBT

ITEM NO.       LENDER'S NAME                DESCRIPTION              INTEREST        MATURITY            BALANCE
                                                                       RATE                              12/31/97

  1          Benna Investments          Aggregate property             6.50%          04/14/02           2,638,387

  2          Benna Investments          Aggregate property             6.50%          04/14/02             788,091

  3          Benna Investments          Real Estate property           6.50%          12/01/07           1,936,904

  4          Michael Hughes             Aggregate property             0.00%          02/04/98           1,600,000

  5          Bank of America            Tarmac & Gibbons               Various        06/30/02          25,000,000
             Term Loans                 Acquisition

  6          Bank of America            Working Capital                Various        06/30/00          39,000,000
             Revolving Loans

  7          Bank of America            Self Insured                    50 bps        04/30/98           3,585,430
             Letter of Credit           Worker's
                                        Compensation

  8          Bank of America            SR 91, L.P.                     50 bps        07/14/98           2,377,786
             Letter of Credit

  9          Small Business             Acquisition                       6.20%       01/04/99              93,021
             Administration

 10          Raymond                    Aggregate property               8.00%        06/30/00             260,000
             Flaschbarth                                                                                ----------


                                                                                                       $77,279,619
                                                                                                       ===========














                                  SCHEDULE 5.15
                          (to Note Purchase Agreement)

                             EXISTING DEBT (LEASES)


                                                                                                                ANNUAL
ITEM NO.    LENDER'S NAME                  DESCRIPTION                             MATURITY                    PAYMENTS

11          Arizona State Labor            Pit                                     01/31/00                     21,318
            Department

12          Associates                     Construction Equipment                  09/30/98                    145,152

13          Associates                     Construction Equipment                  10/31/98                    117,600

14          Associates                     Construction Equipment                  12/31/98                    300,348

15          Associates                     Construction Equipment                  01/31/99                    415,200

16          Associates                     Construction Equipment                  04/30/99                    234,000

17          Associates                     Construction Equipment                  05/31/99                     56,552

18          Associates                     Construction Equipment                  06/30/99                    240,000

19          Associates                     Construction Equipment                  10/31/99                     50,460

20          Associates                     Construction Equipment                  03/31/00                    341,340

21          Associates                     Construction Equipment                  04/30/00                    141,504

22          Associates                     Construction Equipment                  06/30/00                     55,264

23          Associates                     Construction Equipment                  12/31/00                    343,243

24          Associates                     Construction Equipment                  12/31/00                    203,310

25          Associates Leasing             Construction Equipment                  09/30/99                     45,960

26          Athens Avenue-Steve            Pit                                     06/16/99                      1,170
               Mehalaki

27          Centerpoint Plaza              Office Building                         05/30/99                     60,000

28          Chemical Lime Co.              Material Contract                       10/31/07                    433,333
               of Arizona

29          CIT                            Construction Equipment                   09/06/98                    31,662

30          City of Calpatria              Plant Property                           06/30/98                       600

31          Crawford                       Pit                                      12/31/99                    40,000

32          GE Capital Modular             Office Building                          09/06/98                    19,560
               Space

33          Gibbons Realty                 Building                                 05/08/05                    30,000
               Company

34          Granite Rock Company           Office & Yard                            12/31/00                   165,100

35          Hansen, Clarence               Quarry Property                          07/31/99                    50,000
               & Sinnott

36          Ingvart Christensen            Pit                                      03/31/98                    15,000

37          Jackling Aggregate             Pit                                      12/31/05                    72,000
               Limited

38          Julia C. Matthews              Pit                                      12/31/98                    24,000

39          L.R. Peterson and E.W.         Pit                                      01/02/06                    70,000
            McGah

40          Little Rock Sand               Pit                                      04/30/01                   173,472
               & Gravel


                                    S-5.15-2

                                                                                                                ANNUAL
ITEM NO.    LENDER'S NAME                  DESCRIPTION                             MATURITY                    PAYMENTS

41          M.L. Hillcock                  Pit                                      01/31/01                    13,438
            & B.C. Hillcock

42          Maria Bazzi                    Pit                                      12/31/00                    62,783

43          Mariposa Ranch                 Pit                                      09/30/99                    12,500
               Limited Part.

44           Meredit, Parker, Key,         Pit                                     12/31/98                    271,261
               Bath

45          Parc Center JV                 Office Building                         11/30/00                    271,969

46          Pebble Beach                   Pit                                     12/31/00                     22,000
               Corporation

47          Rae Barker Trust               Associates to Pit                       12/31/01                      2,000

48          Raymond J. Fanchon/L.          Pit                                     03/07/16                     24,000
               Muller

49          S.W. Souvall Company           Office Building                         03/31/99                     23,484

50          Scach, Inc.                    Pit                                     03/31/02                     30,900

51          Settlemeyer Ranch              Pit                                     04/30/98                      5,000
               & Scarscelli

52          Standard Hill Mining           Pit                                     02/28/98                      4,500
               Co.

53          State of Arizona               Pit                                     03/01/99                     13,624

54          State of Utah                  Office Building                         08/01/38                     14,504

55          State of Utah                  Office Building                         11/01/38                     16,500

56          Ted and Esther Devries         Pit                                     01/31/99                     18,900

57          Tejon Ranch Company            Pit                                      10/31/99                    24,000

58          Topo Ranch (Singleton          Pit                                      06/30/07                    22,500
               Group)

59          Union Pacific Railroad         Yard                                     12/31/07                    12,000
               Co.

60          Walker Development             Pit                                      12/31/19                    75,000

61          Wells Family Members           Pit                                      12/31/01                    25,000

62          Western Pacific Railroad       Pit                                      06/01/01                    50,000
               Co.

63          William Barry Shannon          Pit                                      02/29/06                     7,200

64          Woodland - Reiff               Pit                                      05/31/03                     2,000

65          Woodland - Schneegas           Pit                                      05/31/03                       750
                                                                                                            ----------

                                                                                                            $4,922,961
                                                                                                            ==========


                                    S-5.15-3

                              EXISTING INVESTMENTS


                                                                                     MARKET VALUE
COMPANY                                        DESCRIPTIONS                            12/31/97

Morrison-Knudsen                               Common Stock                          $       975

Perini Corporation                             Common Stock                                  900

Guy F. Atkinson                                Common Stock                                  138

Calmat Company                                 Common Stock                                2,788

Cascade Corporation                            Common Stock                                1,700

TIC Holdings, Inc.                             Minority Interest                      23,636,354

Waters Ridge II                                          LLP                            5,991,385

CPTC L.P./SR9l L.P.                            Joint Venture                            1,370,622

Yonkers/Granite (Atlantic City)                Joint Venture                              158,955

Western Summit/TIC/Granite                     Joint Venture                              215,127

WS/TIC/Granite (UTOY Leasing)                  Joint Venture                              359,978

Kiewit/Granite (TCA)                           Joint Venture                            3,289,218

Kiewit/Granite (KG Leasing)                    Joint Venture                            7,596,410

Kiewit/Granite (Wasatch)                       Joint Venture                            3,728,174

Kiewit/Granite (E. Dam)                        Joint Venture                            3,853,112
                                                                                     ------------
                                                                                     $ 50,205,835
                                                                                     ============








                                  SCHEDULE 5.16
                          (to Note Purchase Agreement)

                              ENVIRONMENTAL MATTERS


Granite Construction in the normal course of business utilizes petroleum (hydrocarbon) products which may be considered hazardous materials when encountered at regulatory levels established by the Federal EPA or the Regional State EPA. The utilization of these asphalt products, diesel, and gasoline over the years has the potential of creating exposure to environmental clean up requirements. All underground tanks meet current requirements. There is no pending governmental ordered clean up. However, the following represents estimates based on construction industry housekeeping practices as encountered during our normal course of business. Except as indicated with an "*", these costs do not represent actual identified exposures.

LOCATIONS                     DESCRIPTION                                     AMOUNT

Arvin, CA                     Asphalt Batch Plant                          $   100,000

Arvin, CA                     Surface Spills                                    50,000

Bakersfield, CA               Surface Spills                                   100,000

Bakersfield, CA               Diesel Aboveground Storage Tanks                  25,000

Bakersfield, CA               Asphalt Batch Plant                              100,000

Coalinga, CA                  Asphalt Batch Plant                               50,000

Felton, CA                    Asphalt Batch Plant                              200,000

French Camp, CA               Diesel/Gasoline Underground Storage              100,000
                                 Tanks

Gardnerville, NV              Surface Spills                                    25,000

Gardnerville, NV              Asphalt Batch Plant                               50,000

Indio, CA                     Massey Shop/Smitty's Garage                       50,000
                              Cleanup

Palmdale, CA                  Surface Spills                                    10,000

Palmdale, CA                  Asphalt Batch Plant                               50,000

Patrick, NV                   Asphalt Batch Plant                               75,000

Patrick, NV                   Surface Spills                                    50,000

Sacramento, CA                Diesel/Gasoline Underground                       50,000
                                 Storage Tanks

Sacramento, CA                Asphalt Batch Plant                              300,000

Sacramento, CA                Surface Spills                                    200,000

Sacramento, CA                Diesel Aboveground                                 50,000
                                 Storage Tanks

Sacramento, CA                Shop Area Cleanup                                  50,000

Salinas, CA                   Surface Spills                                    250,000




                                  SCHEDULE 5.18
                          (to Note Purchase Agreement)

LOCATIONS                     DESCRIPTION                                     AMOUNT

Santa Barbara, CA             Surface Spills                                    200,000

Santa Barbara, CA             Diesel/Gasoline Underground                        75,000
                                 Storage Tanks

Santa Barbara, CA             Asphalt Batch Plant                                50,000

Santa Cruz, CA                Santa Cruz Yard Cleanup                           250,000

Sparks, NV                    Diesel/Gasoline Underground                       100,000
                                 Storage Tanks

Tracy, CA                     Asphalt Batch Plant                                75,000

Tracy, CA                     Surface Spills                                     25,000

Tucson, AZ                    Surface Spills                                     25,000

Tucson, AZ                    Diesel/Gasoline Underground                        50,000
                                 Storage Tanks

Watsonville, CA               Diesel/Gasoline Underground                       150,000
                                 Storage Tanks

Watsonville, CA               Surface Spills                                     50,000

Webb, UT                   *  Asphalt Batch Plant                             1,400,000

Whitehall, UT              *  Asphalt Batch Plant                                55,000

Salt Lake City, UT         *  Concrete Batch Plant                              250,000

Salt Lake County, UT       *  Surface Spills                                     30,000

Weber County, UT           *  Surface Spills                                    100,000
   (Ogden)

Salt Lake County, UT       *  Aggregate and smelter site                      1,250,000
   (CPC)

Cahoon, UT                 *  Surface Spills                                    100,000

Fireclay Battery, UT       *  Surface Spills                                     25,000
                                                                             ----------

                                                                             $6,195,000



                                    S-5.18-2

                                  FORM OF NOTE

                        GRANITE CONSTRUCTION INCORPORATED

                      6.54% Senior Note due March 15, 2010

   No.                                                                   , 199
    --------------------                         -----------------------      --
$                                                                PPN 387328 A* 8
 -------------------------

            FOR VALUE RECEIVED, the undersigned, GRANITE CONSTRUCTION INCORPORATED (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to _________________________ or registered assigns, the principal sum of
______________ DOLLARS on March 15, 2010 with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 6.54% per annum from the date hereof, payable semiannually, on the fifteenth day of March and September in each year, commencing with the March 15 or September 15 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 8.54% or (ii) 2% over the rate of interest publicly announced by Bank of America from time to time in San Francisco, California as its "reference" rate.

            Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America in Chicago, Illinois or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

            This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to that certain Note Purchase Agreement, dated as of March 1, 1998 (as from time to time amended, the "Note Purchase Agreement"), between the Company and each of the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement to the extent provided in Section 13.2 of the Note Purchase Agreement.

            This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for

                                    EXHIBIT 1
                          (to Note Purchase Agreement)
registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

            This Note and the holders hereof are entitled equally and ratably with the holders of all other Notes to the rights and benefits provided pursuant to the terms and provisions of the Guaranty Agreement (as such term is defined in the Note Purchase Agreement). Reference is hereby made to the Guaranty Agreement for a statement of the nature and extent of the benefits and security for the Notes afforded thereby and the rights of the holders of the Notes and the Company in respect thereof.

            The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

            If an Event of Default, as defined in the Note Purchase Agreement, exists, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

            This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                       GRANITE CONSTRUCTION INCORPORATED



                                       By
                                         --------------------------------------
                                       Its


                                       By
                                         --------------------------------------
                                       Its









                                      E-1-2

                                    EXHIBIT 2
                           IS INCLUDED IN ITS ENTIRETY
                                  AT TAB NO. 2

                       FORM OF OPINION OF SPECIAL COUNSEL
                        TO THE COMPANY AND THE GUARANTORS


            The closing opinion of Gray Cary Ware & Freidenrich, special counsel for the Company and the Guarantors, which is called for by Section 4.5(a) of the Agreement, shall be dated the date of the Closing and addressed to each Purchaser, shall be satisfactory in scope and form to each Purchaser and shall be to the effect that:

                        1. The Company is a corporation, duly incorporated,
            validly existing and in good standing under the laws of the State of Delaware, has the corporate power and the corporate authority to execute and perform the Agreement and to issue the Notes and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary.

                        2. Each Restricted Subsidiary is a corporation or other
            business entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly licensed or qualified and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary and all of the issued and outstanding shares of capital stock or other equity interests of each such Restricted Subsidiary have been duly issued, are fully paid and non-assessable and are owned by the Company, by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

                        3. The Agreement has been duly authorized by all
            necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                        4. The Notes have been duly authorized by all necessary
            corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                        5. No approval, consent or withholding of objection on
            the part of, or filing, registration or qualification with, any governmental body, Federal or state, is



                                 EXHIBIT 4.5(a)
                          (to Note Purchase Agreement)
            necessary in connection with the execution and delivery by the Company of the Agreement or the Notes.

                        6. The issuance and sale of the Notes and the execution,
            delivery and performance by the Company of the Agreement do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Company pursuant to the provisions of the Certificate of Incorporation or By-laws of the Company or any agreement or other instrument known to such counsel to which the Company is a party or by which the Company may be bound.

                        7. Each Guarantor has the power and the authority to
            execute, deliver and perform the Guaranty Agreement and has the full power and the authority to conduct the activities in which it is now engaged.

                        8. The Guaranty Agreement has been duly authorized by
            all necessary action on the part of each Guarantor, has been duly executed and delivered by each Guarantor and constitutes the legal, valid and binding contract of each Guarantor enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                        9. No approval, consent or withholding of objection on
            the part of, or filing, registration or qualification with, any governmental body, Federal or state, is necessary in connection with the execution and delivery by any Guarantor of the Guaranty Agreement.

                        10. The execution, delivery and performance by each
            Guarantor of the Guaranty Agreement do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of such Guarantor pursuant to the provisions of the charter documents or by-laws of such Guarantor or any agreement or other instrument known to such counsel to which such Guarantor is a party or by which such Guarantor may be bound.

                        11. The issuance, sale and delivery of the Notes and the
            issuance and delivery of the Guaranty Agreement under the circumstances contemplated by the Agreement do not, under existing law, require the registration of the Notes or the Guaranty Agreement under the Securities Act or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

            The opinion of Gray Cary Ware & Freidenrich shall cover such other matters relating to the sale of the Notes as any Purchaser may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company and the Guarantors.



                                   E-4.5(a)-2

                       FORM OF OPINION OF SPECIAL COUNSEL
                                TO THE PURCHASERS


            The closing opinion of Chapman and Cutler, special counsel to the Purchasers, called for by Section 4.5(b) of the Agreement, shall be dated the date of the Closing and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:

                        1. The Company is a corporation, validly existing and in
            good standing under the laws of the State of Delaware and has the corporate power and the corporate authority to execute and deliver the Agreement and to issue the Notes.

                        2. The Agreement has been duly authorized by all
            necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                        3. The Notes have been duly authorized by all necessary
            corporate action on the part of the Company, and the Notes being delivered on the date hereof have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                        4. The issuance, sale and delivery of the Notes under
            the circumstances contemplated by the Agreement do not, under existing law, require the registration of the Notes under the Securities Act or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

            The opinion of Chapman and Cutler shall also state that the opinion of Gray Cary Ware & Freidenrich is satisfactory in scope and form to Chapman and Cutler and that, in their opinion, the Purchasers are justified in relying thereon.

            In rendering the opinion set forth in paragraph 1 above, Chapman and Cutler may rely, as to matters referred to in paragraph 1, solely upon an examination of the Certificate of Incorporation certified by, and a certificate of good standing of the Company from, the Secretary of State of the State of Delaware, the By-laws of the Company and the general business corporation law of the State of Delaware. The opinion of Chapman and Cutler is limited to the laws of the State of Illinois, the general business corporation law of the State of Delaware and the Federal laws of the United States.


                                 EXHIBIT 4.5(b)
                          (to Note Purchase Agreement)

            With respect to matters of fact upon which such opinion is based, Chapman and Cutler may rely on appropriate certificates of public officials and officers of the Company and upon representations of the Company and the Purchasers delivered in connection with the issuance and sale of the Notes.







































                                   E-4.5(b)-2